                                                                EXHIBIT 10.21


                            INTERACTIVE INTELLIGENCE, INC.

                                STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT is made and entered into as of the 26th of May, 1999 ("Option Date"), by and between Interactive Intelligence, Inc. (the "Company"), an Indiana corporation, and Jon Anton, D.Sc. ("Anton").

                                     WITNESSETH:

     WHEREAS, Anton has agreed to become a director of the Company; and

     WHEREAS, the Company and Anton have agreed that in consideration thereof, the Company will grant to him options to acquire ten thousand (10,000) shares of the Company's Common Stock; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company for the Company to grant Anton an option to purchase such shares of the Company's Common Stock pursuant to the terms, conditions and limitations of this Agreement; and

     WHEREAS, Anton desires to have the option to purchase such shares pursuant to the terms, conditions and limitations of this Agreement; and

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Anton hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to Anton the right, privilege and option ("Option") to purchase ten thousand (10,000) shares of Common Stock of the Company ("Shares") at the purchase price of Fourteen and No/100 Dollars ($14.00) per share (the "Option Price"), in the manner and subject to the terms and conditions provided in this Agreement. The Option shall be a non-qualified stock option.

     2. VESTING, EXERCISABILITY AND TERMINATION OF OPTION. The Option shall vest and become exercisable for (a) one-half (1/2) of the Shares on the first anniversary of the Option Date, and (b) one-half (1/2) of the Shares on the second anniversary of the Option Date. The Option is exercisable for the Shares with respect to which the Option has vested and become exercisable at any time from the date of vesting until the tenth anniversary of the Option Date. The Option shall terminate and no longer be exercisable upon the first to occur of the following events: (i) Anton's resignation as a director of the Company, (ii) the thirtieth (30th) day after Anton's removal as a director of the Company, other than as a result of his death, (iii) the expiration of the periods set forth in Section 4 hereof following Anton's death, (iv) the tenth anniversary of the Option Date, or (v) a breach of any of the terms and conditions hereof by Anton, provided that if such breach is subject to cure, the Option shall not terminate if Anton cures such breach promptly and in any event within thirty (30) days of the occurrence thereof.

     3. METHOD OF EXERCISE. Anton may exercise, in whole or in part, the Option for the Shares with respect to which the Option has vested and become exercisable at any time by written notice from Anton directed to the Company in substantially the form attached hereto as Exhibit "A", accompanied by a check or other consideration acceptable to the Company in full payment of the Option Price for the specified number of Shares purchased. The Company shall make prompt delivery of the certificate or certificates for such Shares, provided that if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action. Neither Anton nor any person claiming under or through him shall have any rights as a shareholder of the Company with respect to any of the Shares until full payment of the Option Price and delivery to him of certificates for such Shares as provided herein.

     4. DEATH OF ANTON. In the event Anton dies during the term of this Option Agreement, any Options which have become exercisable may be exercised by Anton's estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time during the six (6) month period following his death, and any Options which have not become exercisable shall immediately expire upon his death.

     5. RESTRICTIONS ON TRANSFER. (a) Without the prior written consent of the Company and then only upon registration or pursuant to an exemption from registration under applicable securities laws, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during Anton's life-time only by Anton and, following his death, only as provided in Section 4 hereof.

     (b) The Shares, when issued, will involve certain risks. Neither the Securities and Exchange Commission nor any other securities regulatory body, including the Indiana Securities Division, has passed upon the merits of such Shares. The certificates representing the Shares will bear a legend to the following effect:

                              "RESTRICTION ON TRANSFER"

          "The shares of Common Stock of Interactive Intelligence, Inc. represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), any state securities laws, including those of the State of Indiana, or any rules or regulations promulgated pursuant thereto. These shares may not be transferred by the holder unless the shares are registered pursuant to the Act and applicable state securities laws, rules and regulations or unless an exemption is available and the Company has been provided an opinion of counsel acceptable to the Company that one or more exemptions from such registration requirements are available for the transaction pursuant to which the sale or other transfer will occur."

     6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by the Option, as well as the price per share of Common Stock covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." No issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

     7. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the Option shall terminate as of a date fixed by the Board.

     8. CONDITIONS UPON ISSUANCE OF SHARES. (a) Shares shall not be issued pursuant to the exercise of the Option, in whole or in part, unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) As a condition to the exercise of an Option, the Company may require Anton to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     9. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to its conflict of laws provisions.

     IN WITNESS WHEREOF, the parties hereby have caused this Stock Option Agreement to be executed as of the day and year first written.



                                       /s/ Jon Anton
                                       --------------------------
                                       Jon Anton, D.Sc. ("Anton")

                                       INTERACTIVE INTELLIGENCE, INC.
                                         ("Company")


                                       By:   /s/ John R. Gibbs
                                             ------------------------------
                                             John R. Gibbs, Executive Vice-
                                             President of Administration and
                                             Corporate Development

                        EXHIBIT A TO STOCK OPTION AGREEMENT

                           INTERACTIVE INTELLIGENCE, INC.

                         NOTICE OF EXERCISE OF STOCK OPTION


Date:     _____________, 19/20__

Interactive Intelligence, Inc.
8900 Purdue Road, Suite 300
Indianapolis, Indiana  46268
Attn:  President

     RE:  Election to Exercise Stock Options

Ladies and Gentlemen:

     Pursuant to Section 3 of the Stock Option Agreement dated May 26, 1999 between Jon Anton, D.Sc. and Interactive Intelligence, Inc. ("Stock Option Agreement"), I hereby give notice ("Notice") to you of my election to exercise the Option granted to me under the Stock Option Agreement. Terms defined in the Stock Option Agreement which are used herein shall have the same meaning set forth therein unless otherwise specified in this Notice. The terms of this Notice are as follows:

     1. I elect to exercise the Option granted to me by the Company on May 26, 1999 pursuant to the Stock Option Agreement with respect to ________ Shares which have vested and become exercisable. The effective date of this exercise is ___________, 19__. The exercise price is $14.00 per share, for a total exercise price of $______________.

     2. As payment for the Shares purchased pursuant to the exercise of the Option contemplated herein, I am enclosing:

          / / A check in the amount of $_______________ as payment of the full Option Price for the Shares for which the Option is being exercised.

          / / The amount of $__________ in the form of [insert description] _______________________________________as payment of the full
               Option Price for the Shares for which the Option is being exercised. I acknowledge and agree that acceptance of this form of payment is subject to the approval of the Board of Directors in its sole discretion.

     3. All Shares being acquired by the exercise of the Option described herein should be issued in my name and should be forwarded to me at the address above.

     4.   I understand and acknowledge that:

          (a) I have received copies of and have reviewed the Articles of Incorporation and By-Laws of the Company, and I am familiar with the organization, management and financial condition of the Company. I have been given access to the books, financial information and other records and information concerning the Company as I have requested and have inspected such documents and records as I have deemed appropriate to make this investment decision.

          (b) I have no anti-dilution rights with regard to the Shares which I am purchasing.

          (c) The Shares which I am hereby acquiring are highly speculative and constitute an illiquid investment.

          (d) The Shares which I am hereby acquiring involve certain risks. Neither the Securities and Exchange Commission nor any other securities regulatory body, including the Indiana Securities Division, has passed upon the merits of such Shares.

     5.   I hereby represent and warrant to the Company:

          (a)  I am familiar with the Company's business.

          (b) I have complied with all representation, warranties and covenants which are applicable to me under the Stock Option Agreement.

          (c) The Options have vested and are exercisable under the Stock Option Agreement.

          (d) I am purchasing these Shares as an investment for my own account and not with a view to resale, distribute, subdivide or fractionalize. I understand and agree that the Shares I receive pursuant to the exercise of the Option will bear the following legend:

                              "RESTRICTION ON TRANSFER"

          "The shares of Common Stock of Interactive Intelligence, Inc. represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), any state securities laws, including those of the State of Indiana, or any rules or regulations promulgated pursuant thereto. These shares may not be transferred by the holder unless the shares are registered pursuant to the Act and applicable state securities laws, rules and regulations or unless an exemption is available and the Company has been provided an opinion of counsel acceptable to the Company that one or more exemptions from such registration requirements are available for the transaction pursuant to which the sale or other transfer will occur."

          (e) I have sufficient assets to bear the economic risk of loss of my entire investment in such Shares. In addition, I have adequate resources to meet my current needs and personal contingencies and have no need for liquidity with regard to my investment in the Shares.

          (f)  I am a resident of the State of _____________________.

     6. I agree to indemnify and hold harmless the Company, its directors, officers and agents, from and against all loss, damage or liability, including reasonable attorneys' fees, due to or arising out of my breach of any of the representations, covenants, or terms contained in this Notice and/or the Stock Documents.

                                   _______________________________
                                   Jon Anton, D.Sc.

                                   _______________________________
                                   Social Security Number

                                   Address and Contact Information:

                                   ________________________________

                                   ________________________________

                                   Telephone: _______________________

                                   Facsimile:________________________

                                   E-mail:___________________________

     Accepted this ______ day of ________, 19__.

                                   INTERACTIVE INTELLIGENCE, INC.

                                   By:_________________________________
                                   Title:________________________________